Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Creative Realities, Inc. (formerly, Wireless Ronin Technologies, Inc.) of our report dated August 20, 2014, relating to the financial statements of Creative Realities, LLC for the years ended December 31, 2013 and 2012 and to the consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

January 30, 2015